                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  PLEXUS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        WISCONSIN                                      39-1344447
----------------------------------------- ---------------------------------
  (State of incorporation                           (I.R.S. Employer
      or organization)                          Identification No.)

55 JEWELERS PARK DR., NEENAH, WI                        54957-0156
------------------------------------------          ----------------------
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class            Name of each exchange on which
     to be so registered              each class is to be registered
     ----------------------         ---------------------------------

              N/A                                 N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED STOCK PURCHASE RIGHTS
                         -------------------------------
                                (Title of class)





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Item 1.  Description of Registrant's Securities to be Registered

         On August 13, 1998, the Board of Directors (the "Board") of Plexus Corp. (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock, no par value per share (the "Common Stock"), of the Company. The dividend is payable on August 27, 1998 (the "Record Date") to the holders of record of the Common Stock at 5:00 p.m. Central time on such date. Except as described below, each Right entitles the holder thereof, at any time on or after the Business Day (as hereinafter defined) following the Distribution Date (as hereinafter defined) and prior to the earliest of the close of business on the "Final Expiration Date" (as hereinafter defined) and the time at which such Rights are exchanged, to purchase from the Company one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, no par value per share (the "Preferred Shares"), at a price of $108 per one one-hundredth of a Preferred Share, subject to adjustment (the "Exercise Price"). The Rights may not be exercised until the Business Day after the Distribution Date. The terms of the Rights are set forth in the Shareholder Rights Agreement dated as of August 13, 1998 (the "Rights Agreement") between the Company and Firstar Trust Co., as Rights Agent (the "Rights Agent").

         Initially, the Rights associated with the Common Stock outstanding as of the Record Date will be evidenced solely by the certificates for shares of Common Stock, with a copy of a "Summary of Rights" attached thereto.

         Certificates for shares of Common Stock delivered by or on behalf of the Company after the Record Date and prior to the earliest of the Distribution Date, redemption of the Rights or the Final Expiration Date, either upon transfer of outstanding shares, including certificates for shares of Common Stock which were reacquired by the Company and then transferred, or original issuance of additional shares of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date, redemption of the Rights or the Final Expiration Date, the Rights may be transferred only with the associated shares of Common Stock and the surrender for transfer of any certificate for shares of Common Stock, with or without a notation and whether or not a copy of a Summary of Rights is attached thereto, shall constitute the transfer of the Rights associated with the shares of Common Stock represented by such stock certificate.

         The Rights will separate from the Common Stock upon the earliest to occur of: (i) the close of business on the tenth Business Day after the first date on which there shall be, as determined by a majority of the Disinterested Directors (as hereinafter defined) then in office in their sole discretion, a public announcement by the Company or any individual, firm, corporation, partnership, limited liability company, association or other entity, and any successor of the foregoing (a "Person") that such Person has become an Acquiring Person (as hereinafter defined) and (ii) the close of business on the tenth Business Day (or such later Business Day as may be determined by action of the Board) after commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intention of any Person to commence, a tender or exchange offer if, upon consummation thereof, such Person would be the beneficial owner of 15% or more of the outstanding shares of Common Stock (provided, however, that if such tender or exchange offer is


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canceled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any Common Stock, such offer shall be deemed for purposes of the definition of "Distribution Date" never to have been commenced or publicly announced). The earliest of the dates specified in clauses (i) and
(ii) is the "Distribution Date." After the Distribution Date, the Rights will be evidenced solely by separate certificates.

         An "Acquiring Person" is any Person who or which, together with its affiliates and associates, has become the beneficial owner of 15% or more of the shares of Common Stock then outstanding, but does not include (i) the Company,
(ii) any subsidiary of the Company, (iii) any employee stock ownership plan, employee benefit plan or other compensation program or arrangement of the Company or of any subsidiary, (iv) any Person holding shares of Common Stock for or pursuant to the terms of any such plan, program or arrangement set forth in
(iii) above, (v) any Person who becomes the beneficial owner of 15% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, or (vi) any Person who becomes an Acquiring Person without any plan or intent to seek or effect control of the Company if such Person promptly enters into an irrevocable commitment promptly to divest and thereafter promptly divests such Common Stock so that such Person ceases to be the beneficial owner of 15% or more of the outstanding Common Stock (the Persons specified in clauses
(i) through (vi) being herein collectively called "Exempt Persons").

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close. A "Disinterested Director" is any member of the Board who is not a Restricted Person (as hereinafter defined), or a representative or nominee of a Restricted Person, and who was a member of the Board as of the date of the Rights Agreement, or any individual who subsequently becomes a member of the Board and is not a Restricted Person or a representative or nominee of a Restricted Person, if such Person's nomination for election to the Board is recommended or approved by a majority of the Disinterested Directors then in office. A "Restricted Person" is an Acquiring Person, or any affiliate or associate thereof.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of the Common Stock as of the close of business on the Distribution Date. Each share of Common Stock issued by the Company after the Distribution Date and prior to the Final Expiration Date, including shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege (other than the Rights) or convertible or exchangeable security issued by the Company prior to the Distribution Date, will be accompanied by a Right (unless the Board expressly provides to the contrary at the time of issuance of any such option, warrant, right or convertible or exchangeable security), and Rights Certificates evidencing such Rights will be issued at the same time as the certificates for the associated shares of Common Stock.

         The Preferred Shares receivable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle the record holder thereof to receive a preferential dividend equal to 100


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times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than in shares of Common Stock) declared on the Common Stock, adjusted to give effect to any dividend on the Common Stock payable in shares of Common Stock or any subdivision, combination or reclassification of the Common Stock (a "Dilution Event"). In the event of liquidation of the Company, the holder of each Preferred Share will be entitled to receive a preferential liquidation payment equal to the greater of $1.00 and 100 times the aggregate per share amount to be distributed to the holders of the Common Stock, adjusted to give effect to any Dilution Event, plus an amount equal to accrued and unpaid dividends and distributions on such Preferred Share, whether or not declared, to the date of such payment. Each Preferred Share will entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company, voting together as a single class with the holders of the Common Stock and the holders of any other class of capital stock having general voting rights, adjusted to give effect to any Dilution Event. In the event of any merger, consolidation or other transaction in which the outstanding shares of Common Stock of the Company are exchanged for or converted into other capital stock, securities, cash or other property, each Preferred Share will be similarly exchanged or converted into 100 times the per share amount applicable to the Common Stock, adjusted to give effect to any Dilution Event. The Rights will expire on the close of business on August 11, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         In the event that (i) a Person becomes an Acquiring Person or (ii) a Person (other than an Exempt Person) commences or first publicly announces the intention of a Person (other than an Exempt Person) to commence a tender or exchange offer if, upon the consummation thereof, such Person would be the beneficial owner of 15% or more of the shares of Common Stock outstanding, proper provision will be made so that the registered holder of each Right (other than Rights beneficially owned by a Restricted Person or their designated transferees) will thereafter have the right, unless the Rights are earlier redeemed, exchanged or expire, to acquire, upon exercise and payment of the Exercise Price, to receive the number of shares of Common Stock which, at the time of the occurrence of such event, will have a market value equal to two times the then current Exercise Price. After a Flip-In Event, all rights which are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by a Restricted Person or designated transferees therefrom, will be or become void. Under no circumstances may a Right be exercised unless the Company's option to redeem the Rights has expired.

         At any time after a Flip-In Event and prior to the time that any Person (other than an Exempt Person), together with its affiliates and associates, has become the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Board may direct that all or any part of the outstanding and exercisable Rights (other than Rights which have become void) be exchanged for shares of Common Stock at the exchange rate of one share of Common Stock per Right, adjusted to give effect to any Dilution Event. Any partial exchange will be effected pro rata among the registered holders of the Rights based upon the number of Rights held. If, on or after the occurrence


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of a Flip-In Event: (i) the Company merges into or consolidates with an
Interested Shareholder (as hereinafter defined) or, unless all holders of the Common Stock are treated the same, another Person (with limited designated exceptions); (ii) an Interested Shareholder or, unless all holders of the Common Stock are treated the same, another Person (with limited exceptions) merges into the Company and either (A) all or part of the outstanding shares of Common Stock of the Company are converted into capital stock or other securities of any other Person (or the Company), cash and/or other property, or (B) such shares remain outstanding, unconverted and unchanged; or (iii) the Company sells or transfers 50% or more of its consolidated assets or earning power in one or a series of related transactions to an Interested Shareholder or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited exceptions); then proper provision will be made so that the registered holder of each Right (other than Rights which have become void) will thereafter have the right to acquire, upon exercise and payment of the Exercise Price, the number of common shares of the acquiror (or of another Person affiliated therewith) which, at the time of consummation of such transaction, will have a market value equal to two times the then current Exercise Price. An "Interested Shareholder" is any Restricted Person or any affiliate or associate of any other Person in which such Restricted Person has an interest, or any Person acting, directly or indirectly, on behalf of or in concert with any such Restricted Person.

         The Exercise Price payable and the number and kind of shares of capital stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend payable in Preferred Shares on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to the holders of the Preferred Shares of certain options, warrants or rights to subscribe for or purchase Preferred Shares at a price, or securities convertible into or exchangeable for Preferred Shares with a conversion or exchange price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to the holders of the Preferred Shares of cash, securities, evidences of indebtedness or other property (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or options, warrants or rights (other than those referred to in clause
(ii) above). The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right also are subject to adjustment in the event of a dividend on the Common Stock payable in shares of Common Stock or a subdivision, combination or reclassification of the Common Stock occurring, in any such case, prior to the Distribution Date.

         With certain specified exceptions, no adjustment in the Exercise Price will be made until the cumulative adjustments required equal at least 1% of the Exercise Price. The Company is not required to issue fractional Preferred Shares (other than fractions which are multiples of one one-hundredth of a Preferred Share), but in lieu thereof the Company will make a cash payment based upon the market value of the Preferred Shares on the trading day immediately preceding the date of exercise.

         At any time prior to the earliest of the Distribution Date and the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at the redemption price of $.01 per Right, adjusted to give effect to any Dilution Event (the "Redemption Price"); provided, however, that,


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under certain circumstances specified in the Rights Agreement, the Rights may not be redeemed unless there is more than one Disinterested Director in office and such redemption is approved by at least a majority of such Disinterested Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. Immediately after action by the Board directing the redemption of the Rights, the option to exercise the Rights will terminate, and thereafter each registered holder of the Rights will only be entitled to receive the Redemption Price therefor.

         Prior to the Distribution Date, the terms of the Rights and the Rights Agreement may be supplemented or amended by the Board in any manner. From and after the Distribution Date, the Rights may be supplemented or amended by the Board, without the approval of the holders of the Rights, in certain respects which do not materially adversely affect, as determined by the Board (with the concurrence of at least a majority of the Disinterested Directors), the interests of such holders (excluding the interests of any Restricted Person); provided, however, that the Rights Agreement cannot be amended to lengthen (i) any time period unless such lengthening is approved by at least a majority of the Disinterested Directors, and such lengthening is for the benefit of the holders of the Rights (excluding the interests of any Acquiring Person, affiliate or associate thereof), or (ii) any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the Rights may deter certain potential acquirors from making certain takeover proposals or tender offers. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company as described above.

         A copy of the Rights Agreement is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.





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Item 2.   Exhibits

         1 Shareholder Rights Agreement dated as of August 13, 1998, between Plexus Corp. and Firstar Trust Co., which includes as Exhibit A the Form of Certificate of Designation, Preferences, Rights and Limitations of Series A Junior Participating Preferred Stock of Plexus Corp., as Exhibit B the Form of Rights Certificate, and as Exhibit C a Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earliest of certain events to occur.


                                   SIGNATURES



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                               PLEXUS CORP.

Date: August 13, 1998

                               By: /s/ Thomas B. Sabol
                                   --------------------------------------------
                                   Thomas B. Sabol
                                   Vice President - Finance and Chief Financial
                                   Officer




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



                                  PLEXUS CORP.

                         FORM 8-A REGISTRATION STATEMENT

                                  Exhibit Index

Exhibit                                                                               Page
-------                                                                               ----
   1             Shareholder Rights Agreement dated as of August 13, 1998,
                 between Plexus Corp. and Firstar Trust Co., which includes as
                 Exhibit A the Form of Certificate of Designation, Preferences,
                 Rights and Limitations of Series A Junior Participating
                 Preferred Stock of Plexus Corp., as Exhibit B the Form of
                 Rights Certificate, and as Exhibit C a Summary of Rights to
                 Purchase Shares of Series A Junior Participating Preferred
                 Stock.........................................................


                                    EXHIBIT 1

         Shareholder Rights Agreement dated as of August 13, 1998 between Plexus Corp. and Firstar Trust Co., which includes as Exhibit A the Form of Certificate of Designation, Preferences, Rights and Limitations of Series A Junior Participating Preferred Stock of Plexus Corp., as Exhibit B the Form of Rights Certificate, and as Exhibit C a Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock.








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                          SHAREHOLDER RIGHTS AGREEMENT

                           Dated as of August 13, 1998

                                     between

                                  PLEXUS CORP.

                                       and

                                FIRSTAR TRUST CO.

                                 as Rights Agent





















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                          SHAREHOLDER RIGHTS AGREEMENT


         THIS SHAREHOLDERS RIGHTS AGREEMENT (this "Agreement") is dated as of August 13, 1998 between Plexus Corp., a Wisconsin corporation (the "Company"), and Firstar Trust Co., a Wisconsin-chartered trust company (the "Rights Agent").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Board of Directors of the Company (the "Board") desires to provide all shareholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that all such shareholders receive fair and equal treatment in the event of any proposed takeover of the Company; and

         WHEREAS, on August 13, 1998, the Board authorized and declared a dividend of one preferred stock purchase right (individually a "Right" and collectively the "Rights") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on August 27, 1998 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth, and contemplates that one Right will be issued with respect to each share of Common Stock which shall become outstanding after the Record Date and prior to the earlier of the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), including any shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege contained in any option, warrant, right (other than the Rights) or convertible or exchangeable security issued by the Company prior to the Distribution Date (as hereinafter defined), unless the Board shall expressly provide to the contrary at the time of issuance of any such option, warrant, right or convertible or exchangeable security;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE I
                               Certain Definitions

         1.1 Certain Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as hereinafter


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defined) of the Company, (iii) any employee stock ownership plan, employee benefit plan or other compensation program or arrangement of the Company or any Subsidiary, or (iv) any Person holding such shares of Common Stock for or pursuant to the terms of any such plan, program or arrangement set forth in
(iii) above (collectively, "Exempt Persons"). Notwithstanding the preceding sentence, (A) no Person shall become an Acquiring Person as the result of an acquisition by the Company of shares of its Common Stock which, by reason of reducing the number of then outstanding shares of Common Stock, increases the percentage of then outstanding shares of Common Stock Beneficially Owned by such Person to 15% or more; provided, however, that if such Person shall, after such acquisition by the Company, become the Beneficial Owner (as hereinafter defined) of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an Acquiring Person, and (B) an Acquiring Person shall not include any Person who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares) sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock or is an institutional investor who files only Schedule 13G and not a Schedule 13D, in which case such Person shall then be deemed never to have become an Acquiring Person.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 (as may be amended from time to time) promulgated under the Exchange Act (as hereinafter defined); provided, however, that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

         (c) "Beneficial Owner" (including the terms "Beneficially Own" and "Beneficial Ownership"), when used with respect to any Person, shall be deemed to include any securities which:

                  (i) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 as may be amended from time to time promulgated under the Exchange
Act);

                  (ii) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has:

                  (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions, or both) pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities), upon the exercise of any options, warrants, rights (other than the Rights) or conversion or exchange privileges or


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



                  otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, and securities issuable upon exercise of the Rights at any time prior to the Distribution Date, or

                  (B) the right to vote pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security otherwise subject to this item (B) if such agreement, arrangement or understanding to vote arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and is not also then reportable by such Person on Schedule 13D (or any comparable or successor report then in effect) under the Exchange Act, or

                  (C) the right to dispose of pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities); or

                  (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1.1(c)(ii)(B) hereof) or disposing of any securities of the Company.

Notwithstanding anything contained in Section 1.1(c)(i) hereof, no director or officer of the Company or any of its Subsidiaries shall be deemed to be the Beneficial Owner of, or to Beneficially Own, shares of Common Stock or other securities of the Company beneficially owned by any other director or officer of the Company or any of its Subsidiaries solely as a result of his or her being a director or officer of the Company or any of its Subsidiaries.

         (d) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

         (e) "Certificate of Designations" shall mean the Certificate of Designations for the Preferred Shares in substantially the form attached hereto as Exhibit A.



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



         (f) "Close of Business" on any given date shall mean 5:00 P.M., Wisconsin time, on such date or, if such date is not a Business Day, then 5:00 P.M., Wisconsin time, on the next succeeding Business Day.

         (g) "Common Stock," when used with reference to the Company, shall mean the Common Stock, no par value per share, of the Company. "Common Stock," when used with reference to any Person other than the Company, shall mean the capital stock with the greatest voting power (or the other equity securities or equity interests having the power to control or direct management) of such Person or, if such Person is a Subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

         (h) "Disinterested Director" shall mean any member of the Board who is not a Restricted Person (as hereinafter defined), or a representative or nominee of a Restricted Person, who was a member of the Board as of the date of this Agreement, or any individual who subsequently becomes a member of the Board after the date of this Agreement who is not a Restricted Person, or a representative or nominee of a Restricted Person, if such individual's nomination for election or election to the Board is recommended or approved by a majority of the Disinterested Directors then in office.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value," when used with respect to Preferred Shares or shares of Common Stock or other capital stock of any class (collectively, the "Stock"), to any option, warrant, right or other security or evidence of indebtedness (collectively, a "Security") or to any other property, shall be determined as follows:

             (i) In the case of any Stock or Security which is publicly traded, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such Stock or per unit of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any Stock is determined during a period commencing after the public announcement by its issuer of a dividend or distribution on such Stock payable in shares of such Stock or securities convertible into or exchangeable for shares of such Stock or a subdivision, combination, consolidation or reclassification of such Stock, and ending prior to the expiration of the 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation or reclassification, then, in each such case, the Fair Market Value of such Stock shall be properly adjusted to take into account "ex-dividend" trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale shall take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Stock or Security is listed or admitted to trading; or if such Stock or Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the last quoted high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or any other similar system then in use; or if on any such day no bid for such Stock or Security is quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in such Stock or Security or other knowledgeable person as selected by the Board. If during any relevant period no market maker is making a market in such Stock or Security, its Fair Market Value on a specified date shall be determined reasonably and with good faith to the holders of the Rights by the Board; provided, however, that if at the time of such determination there shall be an Acquiring Person, the Fair Market Value of such Stock or Security on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Company, the Rights Agent and the holders of the Rights.

             (ii) In the case of any Stock or Security which is not publicly traded, the Fair Market Value on any date shall be the fair value per share of such Stock or per unit of such Security as determined reasonably and with utmost good faith to the holders of the Rights by the Board; provided, however, that if at the time of such determination there shall be an Acquiring Person, the Fair Market Value of such Stock or Security on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Company, the Rights Agent and the holders of the Rights.

             (iii) In the case of any property which is not a Stock or a Security, the Fair Market Value on any date shall be determined reasonably and with utmost good faith to the holders of Rights by the Board; provided, however, that if at the time of such determination there shall be an Acquiring Person, the Fair Market Value of such property on such date shall be determined by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Company, the Rights Agent and the holders of the Rights.

         (k) "Interested Shareholder" shall mean any Restricted Person and any Affiliate or Associate of any other Person in which such Restricted Person has an interest, and any Person acting, directly or indirectly, on behalf of or in concert with any such Restricted Person.

         (l) "Permitted Offer" shall mean any tender or exchange offer for all of the outstanding shares of Common Stock of the Company at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the Disinterested Directors who are not officers of the Company to be appropriate (taking into account all factors which such Disinterested Directors deem relevant, including, without limitation, prices reasonably obtainable if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any

Affiliate or Associate thereof on whose behalf or for whose benefit such tender or exchange offer is being made).

         (m) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, association or other entity, and shall include any successor (by merger or otherwise) of any of the foregoing.

         (n) "Preferred Shares" shall mean the Series A Junior Participating Preferred Stock, no par value per share, of the Company, which series shall have the powers, preferences and other rights set forth in the Certificate of Designations.

         (o) "Principal Party" shall mean: in the case of any transaction described in Section 3.3(a)(i) or (ii), the Person which is the issuer of the securities into which shares of Common Stock of the Company are being converted or exchanged in such transaction or, if there shall be more than one such issuer, the issuer having shares of Common Stock with the greatest aggregate market value; or if no securities are being issued in such transaction for shares of Common Stock of the Company, the Person which is the other party to such transaction or, if there shall be more than one such Person, the Person having shares of Common Stock with the greatest aggregate market value; and in the case of any transaction described in Section 3.3(a)(iii), the Person which is the party receiving the greatest portion of the assets or earning power sold or otherwise transferred pursuant to such transaction or transactions; provided, however, that in any such case (i) if the shares of Common Stock of such Person shall not at the time of the consummation of such transaction been continuously registered under Section 12 of the Exchange Act during the immediately preceding twelve-month period, and such Person shall be a direct or indirect Subsidiary or Affiliate of another Person the shares of Common Stock of which shall have been so registered, "Principal Party" shall mean such other Person; (ii) if such Person shall be a direct or indirect Subsidiary or Affiliate of more than one other Person, the shares of Common Stock of two or more of which shall have been so registered, "Principal Party" shall mean whichever of such other Persons shall have Common Stock with the greatest aggregate market value; or (iii) if such Person shall be owned, directly or indirectly, by a joint venture formed by two or more Persons which are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (i) and (ii) of this proviso shall apply to each chain of ownership of any joint venturer as though such joint venture were a "Subsidiary" of all of such joint venturers, and the Principal Party in each such chain shall bear the obligations and duties set forth in Section 3.3 in the same proportion as their direct or indirect ownership interest in such Person bears to the total of such ownership interests.

         (p) "Restricted Person" shall mean an Acquiring Person, and any Affiliate or Associate of an Acquiring Person.

         (q) "Rights Certificates" shall mean the certificates evidencing the Rights after the Distribution Date.

         (r) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (s) "Share Acquisition Date" shall mean the first date on which there shall be, as determined by a majority of the Disinterested Directors then in office in their sole discretion, a public announcement (which shall include, without limitation, any press release or publicly available filing with the Securities and Exchange Commission or any other federal or state governmental authority or agency) by the Company or any Person that such Person has become an Acquiring Person.

         (t) "Subsidiary" of any Person shall mean any corporation, limited liability company or other entity of which a majority of the voting power (with respect to such Person's equity securities or equity interests having the power to control or direct management) is owned, directly or indirectly, by such Person.

         (u) "Summary of Rights" shall mean the Summary of Rights to Purchase shares of Series A Junior Participating Preferred Stock in substantially the form attached hereto as Exhibit C.

         (v) "Trading Day" shall mean a day on which the principal national securities exchange on which such Stock or Security is listed or admitted to trading is open for the transaction of business or, if such Stock or Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                                   ARTICLE II
                                   The Rights

         2.1   Issuance of Rights Certificates.

         (a) The Rights shall be evidenced (subject to the provisions of paragraph (b) of this Section) by the certificates for shares of Common Stock registered in the names of holders of Common Stock (which certificates for shares of Common Stock also shall be deemed to be certificates for Rights) and not by separate certificates until the earliest of:

             (i) The Close of Business on the tenth Business Day after the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day after the Record Date); and

             (ii) The Close of Business on the tenth Business Day (or such other Business Day as may be determined, in compliance with this Agreement, by action of the Board) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer if, upon the consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding.

Such date shall be referred to herein as the "Distribution Date"; provided, however, that if any tender or exchange offer referred to in Section 2.1(a)(ii) is canceled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any Common Stock pursuant thereto, such offer shall be deemed for the purposes of the definition of "Distribution Date" never to have been commenced or publicly announced.

         (b) As soon as practicable after the Distribution Date (or, in the case of any shares of Common Stock of the Company which are issued or otherwise become outstanding after the Distribution Date and prior to the Final Expiration Date, including any shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege contained in any option, warrant, right (other than the Rights) or convertible or exchangeable security issued by the Company prior to the Distribution Date, unless the Board shall have expressly provided to the contrary at the time of issuance of any such option, warrant, right or convertible or exchangeable security, simultaneously with the issuance of stock certificates for such shares of Common Stock), the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall deliver or cause to be delivered or the Rights Agent shall, if requested, deliver, by first-class mail, postage prepaid, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Distribution Date or, in the case of shares of Common Stock issued or otherwise becoming outstanding after the Distribution Date (unless otherwise provided), to each record holder of the shares of Common Stock so being issued or becoming outstanding at the time of such occurrence, at the record holder's last address shown on the registry books of the transfer agent for the Common Stock of the Company, one or more Rights Certificates evidencing one Right for each share of Common Stock of the Company so held, issued or becoming outstanding. As of and after the Distribution Date, the Rights shall be evidenced solely by the Rights Certificates.

         (c) On the Record Date, or as soon as practicable thereafter, the Company shall send a copy of the Summary of Rights, by first-class mail, postage prepaid, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Record Date, at such record holder's last address as shown by the records of the Company.

         (d) Until the Distribution Date, no Rights Certificates shall be issued. Each stock certificate for shares of Common Stock of the Company outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, shall be deemed also to constitute a certificate for the Rights associated with the shares represented thereby, together with a copy of the Summary of Rights attached thereto and the registered holder of such shares also shall be the registered holder of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, the surrender for transfer of any such stock certificate, with or without a copy of the Summary of Rights attached thereto, shall constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

         (e) Any stock certificate for shares of Common Stock of the Company which shall be delivered by or on behalf of the Company (including, without limitation, stock certificates for shares of Common Stock which are reacquired by the Company and then transferred) after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall have impressed, printed or written thereon, or otherwise affixed thereto, the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Agreement dated as of August 13, 1998 (the "Rights Agreement") between Plexus Corp. and Firstar Trust Co., as Rights Agent, the terms, provisions and conditions of which are incorporated herein by reference and made a part hereof. The Rights Agreement is on file at the principal office of the Rights Agent, and the Rights Agent will mail to the holder of this certificate a copy without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, the Rights may be redeemed at a redemption price (subject to adjustment) of $.01 per Right, may be exchanged, in whole or in part, for shares of Common Stock at an exchange rate (subject to adjustment) of one share of Common Stock per Right or may become exercisable for securities or assets of the Company or another entity. Under certain circumstances set forth in the Rights Agreement, Rights Beneficially Owned by a Restricted Person (as such terms are defined in the Rights Agreement) or by certain transferees from a Restricted Person, shall be or become void.

Each stock certificate containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, shall be deemed also to constitute a certificate for the Rights associated with the shares represented thereby, and the registered holder of such shares also shall be the registered holder of the associated Rights. The omission of the foregoing legend shall not in any manner whatsoever affect the application or interpretation of Section 2.5(c).

         (f) In the event that the Company shall reacquire any shares of its Common Stock after the Record Date and prior to the Distribution Date, the Rights associated with such shares shall be deemed canceled and retired, the Company not being entitled to exercise any Rights associated with shares of its Common Stock which are no longer outstanding.

         2.2 Form of Rights Certificates.

         (a) The Rights Certificates (including the Form of Election to Purchase and Certification of Status and the Form of Assignment and Certificate of Status to be set forth on the reverse side thereof) shall be in substantially the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements set forth thereon as the Company may deem appropriate or to comply with any applicable law or any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed. Subject to the terms of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the stock certificate evidencing such shares), shall (if the Company shall so require) indicate the date of countersignature by the Rights Agent and shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share at the Exercise Price as shall be set forth therein, subject to adjustment as provided herein.

         (b) Any Rights Certificate that represents Rights Beneficially Owned by: (i) a Restricted Person, (ii) a transferee from a Restricted Person who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee from a Restricted Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either a transfer (whether or not for consideration) from such Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or any such Affiliate or Associate) or to any Person with whom such Acquiring Person (or any such Affiliate or Associate) has any continuing written or oral agreement, arrangement or understanding regarding the transferred Rights or a transfer which the Board has determined is part of a plan, arrangement or understanding which intends to effect the avoidance of Section 2.5(c) (collectively, a "Restricted Person/Transferee"), and any Rights Certificate issued pursuant to the transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall have deleted therefrom the second sentence of the legend on the Rights Certificate attached hereto as Exhibit B and, in lieu thereof, shall contain the following two sentences:

         The Rights represented by this Rights Certificate are or were Beneficially Owned by a Restricted Person as such term is defined in the Rights Agreement. This Rights Certificate and the Rights represented hereby shall be or become void under the circumstances specified in Section 2.5(c) of the Rights Agreement.

The Company shall give prompt written notice to the Rights Agent after becoming aware of the existence and identity of any Restricted Person. The failure to insert the foregoing sentences on any such Rights Certificate or any defect therein shall not in any manner whatsoever affect the application or interpretation of Section 2.5(c). The Company shall specify to the Rights Agent in writing which Rights Certificates are to be so legended.

         2.3 Countersignature and Registration.

         (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature attested by its Secretary or any of its Assistant Secretaries, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have executed any Rights Certificate shall cease to be such officer of the Company before such Rights Certificate shall have been countersigned by an authorized signatory of the Rights Agent and issued and delivered by or on behalf of the Company, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered by or on behalf of the Company with the same force and effect as though the individual who executed such Rights Certificate or who attested the Company's seal thereon had not ceased to be such officer; and any Rights Certificate may be executed on behalf of the Company by any individual who, at the actual date of such execution, shall be a proper officer of the Company, although at the date of execution of this Rights Agreement such person was not such an officer.

         (b) After the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, the date of each Rights Certificate and (if required by the Company) the date of countersignature by the Rights Agent.

         2.4 Mutilated, Destroyed, Lost or Stolen Rights Certificates.

         (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the earlier to occur of the Final Expiration Date, the time at which the Rights are exercised pursuant to Section 2.5 and the time at which Rights are exchanged pursuant to the provisions of Section 3.2, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Company and the Rights Agent prior to the Final Expiration Date evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to the terms of this Agreement and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         (d) Every new Rights Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.5 Exercise of Rights; Exercise Price; Expiration Date of Rights.

         (a) No Right may be exercised until the Business Day after the Distribution Date. At any time on and after the Business Day after the Distribution Date and prior to the earliest of (i) the Close of Business on August 11, 2008 (the "Final Expiration Date"), and (ii) the time at which such Rights are exchanged as provided in Section 3.2, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby, except as otherwise provided herein and subject to Section 2.5(c), in whole or in part, upon surrender of such Rights Certificate, with the Form of Election to Purchase and Certification of Status on the reverse side thereof duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request, to the Rights Agent at its principal office, accompanied by payment (as provided in Section 2.5(b)) of the Exercise Price for each one one-hundredth of a Preferred Share (or after a "Triggering Event" as hereinafter defined, the securities, cash and other property purchasable in lieu thereof) as to which the surrendered Rights are then being exercised.

         (b) Upon receipt of a Rights Certificate representing then exercisable Rights, with the Form of Election to Purchase and Certification of Status on the reverse side thereof duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request, accompanied by payment of the Exercise Price for the number of one one-hundredths of a Preferred Share (or after a Triggering Event, the securities, cash and other property purchasable in lieu thereof) being purchased, plus the amount of any applicable transfer tax (as determined by the Rights Agent) required to be paid by the holder of such Rights Certificate, by certified or cashier's check or money order payable to the order of the Company, the Rights Agent shall, subject to the terms and conditions of this Agreement, thereupon promptly:

             (i) Requisition from any transfer agent for the Preferred Shares (or, if the Rights Agent is such a transfer agent, make available) stock certificates for the number of one one-hundredths of a Preferred Share being purchased, the Company hereby irrevocably authorizing any such transfer agent to comply with all such requests;

             (ii) Requisition from the depository agent depository receipts for the number of one one-hundredths of a Preferred Share being purchased (in which case stock certificates for the Preferred Shares represented by such depository receipts shall be deposited by the transfer agent for the Preferred Shares with the depository agent and to which the Company hereby irrevocably authorizing any such depository agent to comply with all such requests) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights with a depository agent;

             (iii) Requisition or obtain from the appropriate Person or Persons such securities, cash and other property as may then be purchasable in lieu of Preferred Shares after a Triggering Event (the Company hereby irrevocably authorizing all such requests);

             (iv) Requisition from the Company the amount of cash to be paid in lieu of the issuance of any fractional share of Preferred Shares when appropriate; and

             (v) Cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered (when appropriate) in such name or names as may be designated by such registered holder promptly after receipt of such stock certificates, depository receipts, securities, cash and/or other property.

         (c) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-In Event (as hereinafter defined), any Rights Beneficially Owned by a Restricted Person/Transferee shall be or become void without any further action. No holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, from and after such first occurrence. The Company shall use all reasonable efforts to ensure that the provisions of this Section and
Section 2.2(b) are complied with, but shall have no liability to any holder of the Rights Certificates or to any other Person as a result of the Company's failure to make any applicable finding or determination with respect to any Restricted Person, or any transferee of any thereof.

         (d) Notwithstanding Section 2.5(a), a Right may be exercised by the holder thereof on or after the Business Day after the Distribution Date and prior to the receipt of the associated Rights Certificate by notifying the Rights Agent in writing and furnishing to the Rights Agent such information and evidence as to such election as the Rights Agent may reasonably request; provided, however, that the Rights Agent shall not be required to take any of the actions specified in this Section until such holder shall have fully satisfied the applicable requirements specified therein.

         (e) Neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any Rights or Rights Certificate upon the purported exercise or transfer thereof unless the registered holder thereof shall have completed and signed the Certification of Status following the Form of Election to Purchase or the Form of Assignment, as the case may be, set forth on the reverse side of the Rights Certificate surrendered for such exercise or transfer, and provided such additional evidence as to the identity of the Beneficial Owner (or former Beneficial Owner) thereof or the Affiliates or Associates thereof as the Company shall reasonably request.

         (f) In case the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, then, subject to the provisions of Section 5.6, a new Rights Certificate evidencing the Rights remaining unexercised shall be prepared and executed by the Company and countersigned and delivered by the Rights Agent to the registered holder of such surrendered Rights Certificate or to such registered holder's duly authorized assigns.

         2.6 Exercise Price. The price for each one one-hundredth of a Preferred Share purchased upon exercise of the Rights shall initially be $108.00 (the "Exercise Price"), shall be subject to adjustment from time to time as provided in this Agreement and shall be payable in lawful money of the United States of America in accordance with Section 2.5(b).

         2.7 Adjustment of Exercise Price, Number and Kind of Shares and Rights.

         (a) In the event that the Company shall at any time after the date of this Agreement declare a dividend on the Preferred Shares payable in Preferred Shares, subdivide the outstanding Preferred Shares into a greater number of Preferred Shares, combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or issue any shares of capital stock of any class in a reclassification of the Preferred Shares (including any such reclassification in connection with a combination or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 2.7 and in Section 2.5(c), the Exercise Price in effect at the Close of Business on the record date for such dividend or at the effective time of such subdivision, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable upon exercise of the Rights at such date or time, shall be proportionately adjusted so that the registered holder of each Right exercised after such date or time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date or time and at a time when the registry books of the transfer agent for the Preferred Shares were open, such registered holder would have been entitled to receive by reason of such dividend, subdivision, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise thereof. If an event shall occur which would require an adjustment under both this paragraph and
Section 3.1, the adjustment provided for in this paragraph shall be in addition to, and shall be made prior to, any adjustment required pursuant to such Section 3.1.

         (b) In the event that the Company shall fix a record date for the making of any distribution to all registered holders of Preferred Shares of options, warrants or rights entitling them (for a period expiring not later than 45 calendar days after such record date) to subscribe for or purchase (i) Preferred Shares or shares of capital stock of any class of the Company having the same or more favorable powers, preferences and rights as the Preferred Shares ("Equivalent Preferred Shares"), or (ii) securities convertible into or exchangeable for Preferred Shares or Equivalent Preferred Shares, at a price per Preferred Share or per Equivalent Preferred Share (or having a conversion or exchange price per share, in the case of securities convertible into or exchangeable for Preferred Shares or Equivalent Preferred Shares) less than the Fair Market Value of one Preferred Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion or exchange price, in the case of convertible or exchangeable securities so to be offered) would purchase at such Fair Market Value, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise thereof. In case all or part of such subscription price may be paid in a form other than cash, the value of such non-cash consideration shall be its Fair Market Value. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any computation provided for in this subsection. The adjustment required by this subsection shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall be adjusted to the Exercise Price which would have been in effect if such record date had not been fixed.

         (c) In the event that the Company shall fix a record date for the making of any distribution to all registered holders of Preferred Shares (including any such distribution made in connection with a combination or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular quarterly cash dividend), options, warrants or rights (other than those referred to in Section 3.1), securities, evidences of indebtedness or other property (excluding any dividend payable in Preferred Shares, but including any dividend payable in other shares of capital stock), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of one one-hundredth of a Preferred Share on such record date, less the Fair Market Value of the cash, options, warrants, rights, securities, evidences of indebtedness or other property so to be distributed and properly attributable to one one-hundredth of a Preferred Share, and the denominator of which shall be such Fair Market Value of one one-hundredth of a Preferred Share. The adjustment required by this subsection shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall be adjusted to the Exercise Price which would have been in effect if such record date had not been fixed.

         (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest whole cent, to the nearest one ten-thousandth of a share of Common Stock or other capital stock of any class (other than Preferred Shares) or to the nearest one one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this subsection, any adjustment required by this Section shall be made no later than the earliest to occur of three years after the date of the occurrence requiring such adjustment, the Redemption Date, and the Final Expiration Date.

         (e) If as a result of an adjustment required by any Triggering Event the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock of any class of the Company (other than Preferred Shares), the number of such other shares so receivable upon exercise of any Rights shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as reasonably possible to the provisions with respect to the Preferred Shares contained in this Section, and the provisions of this Agreement with respect to the Preferred Shares shall apply on like terms to any such other shares.

         (f) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (g) Before taking any action which would cause an adjustment reducing the Exercise Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares (subject to Section 180.0622(b), Wis. Stats.) at such adjusted Exercise Price.

         (h) Anything in this Section to the contrary notwithstanding, the Board shall be entitled to make reductions in the Exercise Price, in addition to the adjustments expressly required by this Section, as and to the extent that the Board, in its sole discretion, shall determine to be advisable in order that any dividend on the Preferred Shares payable in Preferred Shares, any subdivision, combination or consolidation of the Preferred Shares (by reclassification or otherwise than by payment of dividends in Preferred Shares) into a greater or lesser number of Preferred Shares, any issuance of Preferred Shares solely for cash at less than the Fair Market Value thereof, any issuance solely for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares or any issuance of options, warrants, rights, securities, evidences of indebtedness or other property subject to subsection
(b) or (c) of this Section, hereafter made by the Company to the holders of the Preferred Shares, shall not be taxable to such holders.

         (i) Unless the Company shall have exercised the option provided in
Section 2.7(b), upon each adjustment of the Exercise Price as a result of the calculations required by Sections 2.7(b) and 2.7(c), each Right outstanding immediately prior to the making of such Exercise Price adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, the number of one one-hundredths of a Preferred Share (calculated to the nearest one one millionth) determined by (i) multiplying the number of one one-hundredths of a Preferred Share purchasable upon exercise of such Right immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

         (j) The Company may elect, on or after the date on which any adjustment of the Exercise Price is required to be made hereunder, to adjust the number of Rights outstanding in substitution for making an adjustment in the number of one one-hundredths of a Preferred Share purchasable upon exercise of each Right. Each Right outstanding after such an adjustment in the number of Rights shall be exercisable for the same number of one one-hundredths of a Preferred Share as such Right was exercisable for immediately prior to such adjustment; but each Right held of record prior to such adjustment shall become the number of Rights (calculated to the nearest one ten-thousandth) determined by dividing the Exercise Price in effect immediately prior to the occurrence requiring the adjustment of the Exercise Price by the Exercise Price in effect immediately after such adjustment of the Exercise Price. The Company shall make a prompt public announcement of its election to adjust the number of Rights outstanding, indicating the record date for the adjustment and, if known at the time of such announcement, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is required to be adjusted or any day thereafter, unless the Rights Certificates shall have been issued, in which case such record date shall be at least ten days after the date of such public announcement. If the Rights Certificates shall have been issued, upon each adjustment of the number of Rights outstanding pursuant to this subsection, the Company shall, as promptly as practicable, cause to be distributed to each registered holder of the Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 5.6, the additional Rights to which such registered holder shall be entitled as a result of such adjustment; or, at its option, the Company shall cause to be distributed to each such registered holder, in substitution and replacement for the Rights Certificates held by such registered holder prior to the date of such adjustment, but only upon surrender thereof (if so required by the Company), new Rights Certificates evidencing all the Rights to which such registered holder shall be entitled after such adjustment. Rights Certificates so distributed shall be executed and countersigned in the manner provided by this Agreement (and may designate, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the registered holders of the Rights Certificates on the record date specified in the aforesaid public announcement.

         (k) In the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date declare a dividend on its outstanding shares of Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of its outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event; and each share of Common Stock outstanding immediately after such event shall have issued with respect to it the same number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. This adjustment shall be made successively whenever such a dividend is declared or such a subdivision, combination or consolidation is effected.

         (l) Irrespective of any adjustment or change in the Exercise Price or the number of one one-hundredths of a Preferred Share issuable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to designate the Exercise Price and the number of one one-hundredths of a Preferred Share which were designated in the Rights Certificates originally issued hereunder.

         (m) In any case in which this Section shall require an adjustment of the Exercise Price effective as of the record date for a particular event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Rights exercised after such record date of the Preferred Shares (and/or the other shares of capital stock, securities or other property of the Company, if any) issuable upon such exercise in excess of the Preferred Shares (and/or the other shares of capital stock, securities or other property of the Company, if any) issuable upon such exercise on the basis of the Exercise Price in effect immediately prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such excess upon the occurrence of such event.

         2.8 Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation. If the Rights Certificates are in canceled form when surrendered to the Rights Agent, they shall be canceled by it. No Rights Certificates shall be issued in lieu of the canceled Rights Certificates except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Rights Certificate purchased or reacquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company or shall, at the written request of the Company, destroy such canceled Rights Certificates and deliver a certificate of the destruction thereof to the Company.

         2.9 Reservation and Availability of Preferred Shares.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, or any authorized and issued Preferred Shares held in its treasury, the number of Preferred Shares required to permit the exercise in full of all outstanding Rights.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of the Rights shall, at the time of delivery of the stock certificates therefor in accordance with Section 2.5(b) (including the receipt of payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable (subject to Section 180.0622(b), Wis. Stats.).

         (c) The Company covenants and agrees that it will use its best efforts to (i) file, as soon as practicable after the occurrence of a Flip-In Event for which the consideration to be delivered by the Company upon exercise of the Rights has been determined, or as soon as required by law after the Distribution Date, as the case may be, a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus which at all times meets the requirements of the Securities Act) until the earliest of the date as of which the Rights are no longer exercisable for such securities, the Redemption Date and the Final Expiration Date. The Company further covenants and agrees that it will take such action as may be appropriate under, and which will ensure compliance with, the securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate in connection with the exercisability of the Rights. The Company may temporarily suspend, for not more than 120 days after the applicable date specified in the first sentence of this subsection, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to complete such securities or "blue sky" law action. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, and the Company also shall issue a public announcement at such time as the suspension shall no longer be in effect. Failure of the Company to notify the Rights Agent of any such suspension shall not affect the effectiveness thereof. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been effected. Until otherwise notified in writing by the Company, the Rights Agent may assume that each purported exercise of the Rights is permitted by this Agreement and by applicable law, and the Rights Agent shall not be liable for acting in reliance upon such assumption.

         (d) The Company covenants and agrees that, subject to Section 2.4, it will pay when due and payable any and all federal and state original issue or transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights or the Rights Certificates or of any stock certificate for Preferred Shares issued upon exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of any Rights Certificate to a Person other than, or the issuance of any stock certificate for Preferred Shares upon exercise of any of the Rights represented by such Rights Certificate in a name other than, the registered holder of such Rights Certificate or to issue or deliver any Rights Certificate or stock certificate for Preferred Shares upon such transfer or exercise until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender thereof) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         (e) After a Triggering Event, the provisions of this Section shall apply, to the extent applicable and appropriate, to all shares of capital stock and other securities then purchasable upon exercise of the Rights.

         2.10 Record Date of Preferred Share Ownership. The Person in whose name any stock certificate for Preferred Shares is issued upon exercise of any of the Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such stock certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered to the Rights Agent with proper payment of the Exercise Price (and all applicable transfer taxes, if any); provided, however, that if the date of such surrender and payment shall be a date upon which the registry books of the transfer agent for the Preferred Shares are closed, such Person shall be deemed to have become the record holder of such Preferred Shares on, and such stock certificate shall be dated, the next succeeding Business Day on which such registry books are open.

                                   ARTICLE III
                    Adjustments to the Rights in the Event of
                              Certain Transactions

         3.1 Flip-In.

         (a) For purposes of this Article III, the "Product" shall be defined as the product of the then current Exercise Price and the number of one one-hundredths of a Preferred Share for which such Right was exercisable prior to such occurrence.

         (b) Subject to Section 3.2, promptly upon the occurrence of an event described in (i), (ii) or (iii) below (where each event shall be referred to herein as a "Flip-In Event") proper provision shall be made so that the registered holder of each Right, except as otherwise provided in Section 2.5(c), shall thereafter have the right to receive, upon exercise thereof and payment of the Product, in accordance with this Agreement, in lieu of Preferred Shares, the number of shares of Common Stock determined dividing the Product by 50% of the Fair Market Value of one share of Common Stock on the date of such occurrence:

             (i) The occurrence of a Share Acquisition Date; or

             (ii) The commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer if, upon the consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if any such tender or exchange offer is canceled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any Common Stock pursuant thereto, such offer shall be deemed never to have been commenced or publicly announced.

         (c) In the event that there shall not be sufficient authorized and unissued or treasury shares of Common Stock to permit the exercise in full of the Rights in accordance with Section 3.1(b), the Company shall take all necessary action to authorize and reserve for issuance such number of additional shares of Common Stock as may from time to time be required to be issued upon the exercise in full of all outstanding Rights and, if necessary, shall use its best efforts to obtain shareholder approval thereof. Notwithstanding the preceding sentence, if at least a majority of the Disinterested Directors shall determine that such action is necessary or appropriate and is not contrary to the best interests of the holders of the Rights or if a sufficient number of shares of Common Stock cannot be issued for such purpose in accordance with the provisions hereof, such Disinterested Directors may cause the Company, in lieu of issuing shares of Common Stock to distribute, upon the exercise of each Right, cash, debt securities, shares of preferred stock of the Company, other property or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the number of shares of Common Stock which otherwise would have been issuable. Any such decision by a majority of the Disinterested Directors must be made and publicly announced within 45 days after the occurrence of any Flip-In Event.

         3.2 Exchange.

         (a) The Board may, at its option, at any time on or after the occurrence of a Flip-In Event, exchange all or any part of the then outstanding and exercisable Rights (which shall not include any Rights which have become void pursuant to Section 2.5(c)) for shares of Common Stock of the Company at an exchange rate of one share of Common Stock per Right, appropriately adjusted (such exchange rate being hereinafter called the "Exchange Rate"); provided, however, that the Board shall not be authorized to effect such an exchange at any time after any Person (other than an Exempt Person), together with the Affiliates and Associates of such Person, shall have become the Beneficial Owner of 50% or more of the then outstanding shares of Common Stock of the Company.

         (b) Immediately after action by the Board directing the exchange of any Rights pursuant to this Section, and without any further action and without any notice, the right to exercise such Rights shall terminate, and thereafter each registered holder of such Rights shall only be entitled to receive the number of shares of Common Stock of the Company which shall equal the number of such Rights held by such registered holder multiplied by the Exchange Rate then in effect. The Company shall give prompt written notice to the Rights Agent and prompt public notice to the holders of the Rights of any such exchange; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Within 15 Business Days after action by the Board directing the exchange of any Rights, the Company shall mail (or cause the Rights Agent to mail) a notice of exchange to each registered holder of such Rights, at its last address appearing on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner provided in this subsection (b) shall be deemed given, whether or not received by the registered holder to whom sent. Each notice of exchange shall state the method by which the exchange of shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata among the registered holders of the Rights based upon the number of Rights held (excluding Rights which shall have become void pursuant to Section 2.5(c)); and, in such case, a new Rights Certificate evidencing the Rights not being exchanged shall be prepared and executed by the Company and countersigned and delivered by the Rights Agent to the registered holder of such Rights.

         (c) In any exchange pursuant to this Section, the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares) for shares of Common Stock in effecting an exchange for Rights, at the initial rate of one one-hundredth of a Preferred Share (or Equivalent Preferred Share) for each share of Common Stock, appropriately adjusted to reflect any adjustments in the voting rights of the Preferred Shares pursuant to the Certificate of Designations attached hereto as Exhibit A, so that the fractional Preferred Share delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

         (d) In the event that there shall not be sufficient authorized and unissued or treasury shares of Common Stock or Preferred Shares (or Equivalent Preferred Shares) to permit the exchange of Rights directed by the Board, the Company shall take all necessary action to authorize and reserve for issuance such number of additional shares of Common Stock or Preferred Shares (or Equivalent Preferred Shares) as may be required for issuance upon such exchange and, if necessary, shall use its best efforts to obtain shareholder approval thereof.

         (e) The Company shall not be required to issue fractional shares of Common Stock in exchange for Rights or to distribute stock certificates which evidence fractional shares of Common Stock. If the Company shall determine not to issue fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights with respect to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Fair Market Value for the Trading Day immediately prior to the date of such exchange of one share of Common Stock.

         3.3 Flip-Over.

         (a) In the event that, on or after the occurrence of a Flip-In Event, and an event described in (i), (ii) or (ii) below (where each such event shall be referred to herein as a "Flip-Over Event," and where a Flip-In Event or a Flip-Over Event shall sometimes be referred to herein as a "Triggering Event"), proper provision shall be made so that the registered holder of each Right, except as otherwise provided in Section 2.5(c), shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the Product, in accordance with this Agreement, in lieu of Preferred Shares, the number of freely tradable shares (which shall be duly authorized, validly issued, fully paid and nonassessable) of Common Stock of the Principal Party or, in the case of a merger described in clause (ii) of this Section 3.3(a) in which the Common Stock of the Company shall remain outstanding, unconverted and unchanged, of the Company, free and clear of all rights of call or first refusal, liens, encumbrances or other adverse claims, determined by dividing the Product by 50% of the Fair Market Value of the shares of Common Stock of such Principal Party (or, if appropriate, the Company) on the date of consummation of a Flip-Over Event. Such Flip-Over Events are as follows:

             (i) The Company shall consolidate with, or merge with and into, any Interested Shareholder or, if in such consolidation or merger all holders of the Common Stock of the Company are not treated the same, any other Person (other than a wholly-owned Subsidiary of the Company) in a transaction not prohibited by Section 3.3(i), so that the Company shall not be the continuing or surviving corporation;

             (ii) Any Interested Shareholder or, if in such merger all holders of the Common Stock of the Company are not treated the same, any other Person (other than a wholly-owned Subsidiary of the Company in a transaction not prohibited by Section 3.3(i)) shall merge with and into the Company, so that the Company shall be the continuing or surviving corporation, and in connection with such merger either all or part of the outstanding shares of Common Stock of the Company shall be converted or changed into or exchanged for capital stock or other securities of any other Person (or the Company), cash and/or other property or such shares of Common Stock shall remain outstanding, unconverted and unchanged; or

             (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Shareholder or, if in such transaction or transactions the holders of the Common Stock of the Company are not treated the same, any other Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions, each of which is not prohibited by
Section 3.3(i));

         (b) Upon the consummation of a Flip-Over Event, such Principal Party shall thereafter be liable for, and shall assume, by reason of the consummation of such Flip-Over Event, all the obligations and duties of the Company under this Agreement. The term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the applicable provisions of this Agreement shall apply to such Principal Party and such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock to permit exercise of all outstanding Rights in accordance with this subsection and the distribution of cash, debt securities, shares and other property in accordance with Section 3.1(d)) in connection with the consummation of a Flip-Over Event as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably possible, in relation to the shares of Common Stock thereafter deliverable upon exercise of the Rights.

         (c) After the Distribution Date, the Company shall not consolidate or merge with any other Person (other than a wholly owned Subsidiary of the Company in a transaction not prohibited by Section 3.3(i)), or sell or otherwise transfer (or permit one or more of its Subsidiaries to sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries in one or more transactions, each of which is not prohibited by Section 3.3(i)), if (i) at the time of or immediately after the consummation of such transaction there are any options, warrants, rights, conversion or exchange privileges or securities outstanding or any written or oral agreements, arrangements or understandings (including provisions contained in the Company's Certificate of Incorporation or Bylaws) in effect which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, or (ii) prior to, simultaneously with or immediately after such transaction the shareholders of the Person who constitutes, or would constitute, the Principal Party for the purpose of subsection (a) of this Section shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

         (d) The Company shall not consummate any Flip-Over Event unless prior thereto (i) the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section, and (ii) the Company, the Principal Party and each other Person who may become the Principal Party as a result of the consummation of such Flip-Over Event shall have executed and delivered to the Rights Agent a supplemental agreement providing for the implementation of all the terms and conditions set forth in this Section and that, as soon as practicable after the date of such Flip-Over Event, the Principal Party, at its own expense, shall:

             (i) Prepare and file a registration statement on an appropriate form under the Securities Act with respect to the Rights and the securities purchasable upon exercise thereof, and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective (with a prospectus which at all times meets the requirements of the Securities Act) until the earliest of the date as of which the Rights are no longer exercisable for such securities, the Redemption Date and the Final Expiration Date;

             (ii) Use its best efforts to qualify or register the Rights and the securities purchasable upon exercise thereof under the securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate in connection with the exercisability of the Rights;

             (iii) Use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise thereof on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq; and

             (iv) Deliver to the registered holders of the Rights historical financial statements for the Principal Party and each of its Affiliates complying in all material respects with the requirements for registration of securities on Form 10 under the Exchange Act.

         (e) Notwithstanding anything in this Agreement to the contrary, this Section shall not apply if (i) such transaction is consummated with a Person or Persons who acquired their shares of Common Stock of the Company pursuant to a Permitted Offer, (ii) the price per share of Common Stock of the Company provided in such transaction shall not be less than the price per share of Common Stock paid to all holders whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of the Common Stock of the Company pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any transaction authorized by this subsection (e), all Rights shall expire.

         (f) If, in the case of any transaction described in clause (iii) of subsection (a) of this Section, the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then, in lieu of any other payment or distribution required by this Section, the Company shall require as a condition to such transaction that, such Person or Persons shall pay to each holder of a Rights Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring any payment by such holder), cash in the amount determined by multiplying the then current Exercise Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable.

         (g) In no event shall the Rights Agent have any obligations or duties in respect of any Flip-Over Event, except as expressly set forth in this Agreement. The Rights Agent may rely, and shall be fully protected in relying upon, a certificate of the Company stating that the provisions of this Section have been fulfilled. The prior written consent of the Rights Agent shall be required in connection with any supplemental agreement which alters or impairs the rights, obligations, duties or immunities of the Rights Agent hereunder.

         (h) The provisions of this Section shall similarly apply to successive consolidations, mergers, sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights which have not been theretofore exercised shall thereafter be exercisable in the manner described in this Section.

         (i) Except as permitted by Sections 5.1 and 5.9, the Company covenants and agrees that, after the Distribution Date, it will not take, or permit any of its Subsidiaries to take, any action if at the time such action would be taken it is reasonably foreseeable that such action would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

         3.4 Certificate of Adjusted Exercise Price or Number of Shares. Whenever any adjustment shall be required, the Company shall promptly (i) prepare a certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, (ii) file with the Rights Agent and with each transfer agent (if different than the Rights Agent) for the Preferred Shares or the Common Stock of the Company a copy of such certificate and (iii) mail a brief summary thereof to each registered holder of the Rights in accordance with
Section 5.8. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment described therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                                   ARTICLE IV
                                The Rights Agent

         4.1 Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions of this Agreement. The Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         4.2 Concerning the Rights Agent.

         (a) The Company covenants and agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on the written request of the Rights Agent, to reimburse it for all reasonable expenses and counsel fees incurred in connection with the acceptance and administration of this Agreement and the performance of its obligations and duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on its part, for any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement and the performance of its


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



obligations and duties hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate, stock certificate for Preferred Shares, Common Stock or other shares of capital stock of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be executed and, where necessary, verified or acknowledged by the proper Person or Persons.

         4.3 Merger or Consolidation of the Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Rights Agent under Section 4.5. In case at the time any successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates countersigned by its predecessor Rights Agent shall not have been delivered, such successor Rights Agent may adopt the countersignature of its predecessor Rights Agent and deliver the Rights Certificates so countersigned; or in case at such time any of the Rights Certificates shall not have been countersigned, such successor Rights Agent may countersign such Rights Certificates either in the name of its predecessor Rights Agent or in the name of such successor Rights Agent; and in all such cases, such Rights Certificates shall have the full force and effect provided therein and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver the Rights Certificates so countersigned; or in case at such time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates shall have the full force and effect provided therein and in this Agreement.

         4.4 Duties of the Rights Agent. The Rights Agent undertakes the obligations and duties imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of the Rights Certificates (or, prior to the Distribution Date, the stock certificates for the Common Stock of the Company), by accepting the same, shall be bound, and no implied obligations or duties shall be read into this Agreement against the Rights Agent.

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such legal counsel shall be authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate executed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereon) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be responsible for the validity of this Agreement or the execution and delivery hereof (except for its due execution hereof) or for the validity or execution of any Rights Certificate (except for its countersignature thereon); nor shall the Rights Agent be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall the Rights Agent be responsible for any change in the exercisability of the Rights (including Rights becoming void pursuant to Section 2.5(c)), for any adjustment or change (or for the manner or method of determining same) in the terms of the Rights (including any adjustment or change in the Exercise Price or in the number or kind of shares, securities or other property issuable upon the exercise thereof) required by this Agreement or for ascertaining the existence of facts which would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice, in the manner provided in Section 3.3, that such change or adjustment is required); nor shall the Rights Agent by any act hereunder be deemed to have made any representation or warranty as to the authorization or reservation of any Preferred Shares or shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or shares of Common Stock will, when issued, be validly authorized and issued and fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its obligations and duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its obligations and duties; and the Rights Agent shall not be liable for any action taken, suffered or omitted by it in good faith and in accordance with the written instructions of any such officer or for any delay in acting while waiting for such instructions.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in the Rights or in any other securities of the Company (including the Preferred Shares and its Common Stock) or become pecuniarily interested in any transaction in which the Company (or any of its Subsidiaries) may be interested, or contract with or lend money to the Company (or any of its Subsidiaries), and may otherwise act as fully and freely as though it were not the Rights Agent under this Agreement; and nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company, any of its Subsidiaries or any other entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any of its obligations or duties hereunder either directly or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided the Rights Agent exercised reasonable care in the selection and continued employment of such attorney or agent.

         (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the Form of Certification of Status attached to the Form of Election to Purchase or the Form of Assignment, as the case may be, has either not been completed or indicates an affirmative response to Question 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to the requested exercise or transfer without first consulting with the Company.

         (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations or duties or in the exercise of its rights or powers hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured.

         4.5 Resignation or Removal of the Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its obligations and duties under this Agreement upon 30 days' prior notice to the Company and to each transfer agent for the Preferred Shares and for the Common Stock of the Company, sent by registered or certified mail, postage prepaid, and to each registered holder of the Rights Certificates, sent by first-class mail, postage prepaid. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' prior notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Preferred Shares and for the Common Stock of the Company, sent by registered or certified mail, postage prepaid, and to each registered holder of the Rights Certificates, sent by first class mail, postage prepaid. If the Rights Agent or any successor Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within 30 days after giving notice of such removal or after receiving notice of such resignation or incapacity, either from the resigning or incapacitated Rights Agent or from the registered holder of any Rights Certificate (who shall, with such notice, submit its Rights Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States of America or the State of Wisconsin (or of any other state so long as such corporation is authorized to do business as a banking institution in the State of Wisconsin), be in good standing under the laws of the jurisdiction of its incorporation, have an office in the State of Wisconsin, be authorized under such laws to exercise corporate trust or stock transfer powers, be subject to supervision or examination by federal or state authority and have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After its appointment, the successor Rights Agent shall be vested with the same rights, powers, obligations, duties and immunities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Preferred Shares and for the Common Stock of the Company, and mail notice thereof to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or any successor Rights Agent or the appointment of any successor thereto.

                                    ARTICLE V
                                  Miscellaneous

         5.1 Redemption.

         (a) The Board may, at its option, at any time prior to the earliest of the (i) Distribution Date, and (ii) the Final Expiration Date (where such date at which Rights are redeemed pursuant to this Section shall be referred to herein as the "Redemption Date"), redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, as may be adjusted as provided in Section 5.1(f) (the "Redemption Price"), provided that, if the Board shall authorize the redemption of the Rights in the circumstances set forth in either of clauses (A) or (B) below, there must be more than one Disinterested Director then in office and such authorization shall require the concurrence of at least a majority of such Disinterested Directors: (A) such authorization shall occur on or after the date a Person becomes an Acquiring Person, or (B) such authorization shall occur on or after the date of a change (resulting from a solicitation of either proxies or one or more written shareholder consents) in a majority of the directors in office at the commencement of such solicitation if any Person who shall be a participant in such solicitation has stated (or, if upon the commencement of such solicitation, at least a majority of the Disinterested Directors shall have determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person.

         (b) Notwithstanding any other provision of this Agreement, the Rights shall not be exercisable after the first occurrence of a Flip-Over Event until such time as the Company's right of redemption under this Section shall have expired.

         (c) In considering whether to redeem the Rights, the Board and the Disinterested Directors may consider the best long and short term interests of the Company and its shareholders, including, without limitation, the effects of the redemption of the Rights upon employees, creditors, suppliers and customers of the Company or of its Subsidiaries and upon the communities in which offices or other establishments of the Company and such Subsidiaries are located and all other pertinent factors. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

         (d) Immediately after action by the Board directing the redemption of the Rights and without any further action and without any notice, the right to exercise the Rights shall terminate, and thereafter each registered holder of the Rights shall only be entitled to receive the Redemption Price therefor. The Company shall give prompt written notice to the Rights Agent and prompt public notice to the holders of the Rights of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after action by the Board directing the redemption of the Rights, the Company shall mail (or cause the Rights Agent to mail) a notice of redemption to each registered holder of the then outstanding Rights, at its last address appearing on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner provided in this subsection shall be deemed given, whether or not received by the registered holder to whom sent. Each notice of redemption shall state the method by which payment of the Redemption Price is to be made. Neither the Company nor any of its Affiliates or Associates may at any time redeem, acquire or purchase for value any Rights other than in the manner set forth in this Section and Section 3.2 or in connection with any purchase of outstanding shares of its Common Stock prior to the Distribution Date.

         (e) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on its Fair Market Value as of the date of redemption) or any other form of consideration deemed appropriate by the Board.

         (f) In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of its outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Redemption Price after such event shall equal the Redemption Price in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event; provided, however, that such adjustment shall be made only if the amount of the Redemption Price would be reduced or increased by at least $0.001 per Right.

         5.2 Rights of Action. All rights of action in respect of this Agreement, other than rights of action which the Rights Agent may have under Sections 4.2 and 4.4, are vested in the registered holders of the Rights Certificates (or, prior to the Distribution Date, the registered holders of the Common Stock of the Company); and the registered holder of any Rights Certificate (or, prior to the Distribution Date, of any stock certificate for shares of such Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of any other stock certificate for shares of Common Stock), may, on such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, such stock certificate) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the generality of the foregoing or any remedies available to the holders of the Rights, it is specifically acknowledged that the registered holders of the Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations and duties under, and injunctive relief against any actual or threatened violations of the obligations and duties of any Person subject to, this Agreement.

         5.3 Agreements of Holders of the Rights. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) Prior to the Distribution Date, the Rights shall be transferable only simultaneously and together with the transfer of shares of Common Stock of the Company;

         (b) After the Distribution Date, the Rights Certificates shall be transferable on the registry books of the Rights Agent only if surrendered at the principal office of the Rights Agent, with the Form of Assignment and Certification of Status on the reverse side thereof duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request;

         (c) Subject to Sections 2.4 and 2.5(c), the Company and the Rights Agent may deem and treat the Person in whose name any Rights Certificate (or, prior to the Distribution Date, any stock certificate for the Common Stock of the Company) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or other writing on such Rights Certificate or stock certificate made by anyone other than the Company or the Rights

Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

         (d) Neither the Company nor the Rights Agent shall have any liability to any holder of a Right or to any other Person because of its inability to perform any of its obligations or duties under this Agreement by reason of any applicable law, any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission or any rule, regulation or executive order promulgated or enacted by any such governmental authority prohibiting or otherwise restraining performance of any such obligation or duty; provided, however, that the Company shall use its best efforts to have any such injunction, order, decree or ruling lifted or otherwise overturned as soon as reasonably possible.

         5.4 Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, to receive dividends or other distributions on or to exercise any preemptive rights with respect to, or shall be deemed for any other purpose to be the holder of, the Preferred Shares or other shares of capital stock of any class of the Company which may at the time be issuable upon exercise of the Rights represented thereby; nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company, or any right to vote for the election of directors or upon any other matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.7) or to receive dividends, subscription rights or other distributions, until the Rights represented by such Rights Certificate shall have been exercised, in whole or in part, in accordance with the provisions hereof.

         5.5 Issuance of New Rights Certificates. Notwithstanding any provision of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing the Rights in such form as may be approved by the Board to reflect any adjustment or change in the Exercise Price or in the number or kind of shares, securities or other property issuable upon exercise of the Rights in accordance with the provisions of this Agreement; provided, however, that (i) no such Rights Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance could create a significant risk of material adverse tax consequences to the Company or to the Persons to whom such Rights Certificates would be issued and (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         5.6 Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights. If the Company shall determine not to issue fractional Rights, the Company shall pay, to the registered holders of the Rights with respect to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the

Fair Market Value for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issued of one Right in lieu of issuing fractional Rights.

         (b) The Company shall not be required to issue fractional Preferred Shares (other than fractions which are multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute stock certificates which evidence fractional Preferred Shares (other than fractions which are multiples of one one-hundredth of a Preferred Share). If the Company shall determine not to issue fractional Preferred Shares that are not multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of the Rights Certificates at the time Rights represented thereby are exercised, in lieu of such fractional Preferred Shares, an amount in cash equal to the same fraction of the Fair Market Value for the Trading Day immediately prior to the date of such exercise of one one-hundredth of a Preferred Share.

         (c) Each holder of a Right, by accepting the same, expressly waives such holder's right to receive or exercise any fractional Right or to receive any fractional Preferred Share upon the exercise of such Right (except as provided in this Section).

         5.7 Notice to Holders of Rights Certificates of Certain Events.

         (a) In the event that any time after the Distribution Date, the Company shall propose: (i) to pay any dividend payable in shares of capital stock of any class of the Company to the holders of Preferred Shares (other than a regular quarterly cash dividend); (ii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of the outstanding Preferred Shares); (iii) to make any distribution to the holders of Preferred Shares described in Section 2.7(b) or 2.7(c); (iv) to effect any Flip-Over Event; (v) to pay any dividend on its shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of its outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock); or (vi) to effect the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall give to the Rights Agent and each registered holder of the Rights, in the manner provided in Section 5.8, written notice of such proposed action, which shall specify the record date for such stock dividend or distribution or the date on which such reclassification, Flip-Over Event, liquidation, dissolution or winding up is expected to occur (and the date for participation therein by the holders of the Common Stock and/or Preferred Shares if any such date is to be fixed). Such notice shall be given, in the case of any action described in clause (i) or (iii) of the preceding sentence, at least ten days prior to the record date and, in the case of any other such action, at least 20 days prior to the date of taking of such proposed action or the date for participation therein by the holders of Preferred Shares, whichever shall be the earlier.

         (b) In case any Flip-In Event shall occur, the Company shall, as soon as practicable thereafter, give to the Rights Agent and each registered holder of the Rights, in the manner provided in Section 5.8, written notice of the occurrence thereof, which notice shall describe such occurrence and its consequences in reasonable detail.

         5.8 Notices. Except as otherwise provided herein, notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the registered holder of any Rights, Rights Certificate or stock certificate for shares of Common Stock of the Company to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address shall be filed in writing with the Rights Agent) as follows:

                  Plexus Corp.
                  55 Jewelers Park Drive
                  Neenah, Wisconsin  54957-0156
                  Attention: General Counsel

Except as otherwise provided herein, notices or demands authorized by this Agreement to be given or made by the Company or by the registered holder of any Rights, Rights Certificate or stock certificate for shares of Common Stock of the Company to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address shall be filed in writing with the Company) as follows:

                  Firstar Trust Co.
                  1555 North River Center Drive, Suite 301
                  P.O. Box 2077
                  Milwaukee, Wisconsin  53212
                  Attention: Suzanne P. Norman Barnes, Vice President

Except as otherwise provided herein, notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the registered holder of any Rights, Rights Certificate or stock certificate for shares of Common Stock of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at its last address appearing on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company.

         5.9 Supplements and Amendments. Prior to the Distribution Date, but subject to the last sentence of this Section, the Company and the Rights Agent, if so directed in writing by the Company may supplement or amend any term, provision or condition of this Agreement, without the approval of the registered holders of the stock certificates representing the Common Stock and the Rights. From and after the Distribution Date, but subject to the last sentence of this Section, the Company and the Rights Agent, if so directed in writing by the Company may supplement or amend this Agreement, without the approval of the registered holders of the Rights (however represented), in order to: (i) cure any ambiguity; (ii) correct or supplement any term, provision or condition of this Agreement which may be defective or inconsistent with any other term, provision or condition hereof; (iii) shorten or lengthen any time period specified herein (except that after the first occurrence of an event described in either clause (A) or (B) in the first sentence of Section 5.1(a), there must be Disinterested Directors then in office and any such shortening or lengthening shall require the concurrence of at least a majority of such Disinterested Directors); or (iv) change or supplement one or more of the terms, provisions or conditions hereof, other than as described in (iii) above, in any manner which the Company may deem necessary or desirable and which shall not materially adversely affect, as determined by the Board (with the concurrence of at least a majority of the Disinterested Directors), the interests of the holders (other than a Restricted Person or the transferees thereof specified in Section 2.5(c)) of the Rights (however represented); provided, however, that this Agreement may not be supplemented or amended pursuant to clause (iii) of this sentence (A) to lengthen any time period unless (I) approved by at least a majority of the Disinterested Directors, and (II) such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders (other than a Restricted Person or the transferees thereof specified in Section 2.5(c)) of the Rights, or (B) to lengthen any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable. Upon the delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent shall not be required to execute any supplement or amendment which affects any of the Rights Agent's rights, powers, obligations, duties or immunities under this Agreement without its consent. On and after the Distribution Date, no supplement or amendment shall be made which changes the Exercise Price, the number of one one-hundredths of a Preferred Share for which a Right is exercisable, the Redemption Price or the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of the Common Stock of the Company.

         5.10 Successors. All of the terms, provisions and conditions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

         5.11 Certain Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including the determination of the percentage of such outstanding shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i), as in effect on the date hereof, under the Exchange Act. The Board (or, as and when set forth herein, the Disinterested Directors) shall have the exclusive power and authority to interpret this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to make all determinations deemed necessary or advisable for such administration, including, without limitation, a determination to redeem or not to redeem the Rights, to exchange or not to exchange the Rights, or to supplement or amend this Agreement. All such calculations, determinations, interpretations and exercises (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or the Disinterested Directors) in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (ii) not subject any director (including any Disinterested Director) to any liability to the holders of the Rights or to any other Person.

         5.12 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the stock certificates for the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the stock certificates for the Common Stock of the Company).

         5.13 Severability. If any term, provision or condition of this Agreement shall be held by a court of competent jurisdiction or other lawful authority to be invalid, void or unenforceable, the remaining terms, provisions, and conditions of this Agreement shall remain in full force and effect and shall in no way affected, impaired or invalidated; provided, however, that if any such term, provision or condition is held by such court or authority to be invalid, void or unenforceable and the Board (with the concurrence of at least a majority of the Disinterested Directors then in office) shall determine in good faith that severing the same from this Agreement would adversely affect the purposes or effect of this Agreement, the right of redemption set forth in Section 5.6 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

         5.14 Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the internal laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         5.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         5.16 Descriptive Readings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         PLEXUS CORP.



                                By:      /s/ Peter Strandwitz
                                         ---------------------------------------
                                         Peter Strandwitz, Chairman of the Board


                                         FIRSTAR TRUST CO.



                                By:      /s/ Suzanne P. Norman Barnes
                                         ---------------------------------------
                                         Suzanne P. Norman Barnes,
                                         Vice President


ATTEST



By:      /s/ William R. Caruso
         --------------------------------------
         William R. Caruso, Assistant Secretary

                                    Exhibit A

                                      FORM
                                       OF
         CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                                  PLEXUS CORP.



(Pursuant to Section 180.0602 of the Wisconsin Business Corporation Law)


         Plexus Corp., a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), does hereby certify that, pursuant to authority conferred upon its Board of Directors by its Restated Articles of Incorporation and by the provisions of 180.0602 of the Wisconsin Business Corporation Law, the following resolution was adopted by its Board of Directors at a meeting duly held on August 13, 1998:

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Articles of Incorporation of the Corporation and the provisions of Section
180.0602 of the Wisconsin Business Corporation Law, there is hereby created a series of Preferred Stock of the Corporation by amending Article III, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Restated Articles of Incorporation of the Corporation:

         Section 1. Designation of Series A Junior Participating Preferred
Stock: Number of Shares.

         There is designated a series of Preferred Stock titled as "Series A Junior Participating Preferred Stock," no par value per share (the "Series A Preferred Stock"), and the authorized number of shares constituting the Series A Preferred Stock shall be 1,000,000. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board; provided, however, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock to a number less than the number of shares of the Series A Preferred Stock then outstanding, plus the number of such shares then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.

         Section 2.   Dividends and Distributions.

         (A) Subject to the rights of the holders of shares of any other series of Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking senior to the Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, such dividends, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Company shall at any time after August 12, 1998 (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Board shall declare, out of funds legally available therefor, a dividend or distribution on the Series A Preferred Stock, as provided in paragraph (A) of this Section 2, immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         Section 3. Voting Rights. In addition to any other voting rights required by applicable law, the holders of shares of the Series A Preferred Stock shall have the following voting rights:

         (A) Each share of the Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The multiple of 100 (the "Voting Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (A). In the event that the Corporation shall at any time after the effective date of this Resolution of the Board ("Resolution") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series A Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided in this Resolution, in any other resolution establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series A Preferred Stock, the holders of Common Stock and the holders of any other class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation.

         (C) Except as otherwise provided in this Resolution or by applicable law, the holders of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (B) of this Section 3 for the taking of any corporate action).

         Section 4.  Certain Restrictions.

         (A) Whenever dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of the Series A Preferred Stock shall have been paid in full, the Corporation shall not:

             (i) Declare or pay dividends or make any other distributions on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock;

             (ii) Declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) Redeem, purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock in exchange for other shares of any class of capital stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series A Preferred Stock; or

             (iv) Purchase or otherwise acquire for consideration any shares of the Series A Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication to the holders of all such shares upon such terms and conditions as the Board, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of the Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after such purchase or acquisition. All such canceled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Restated Articles of Incorporation of the Corporation, from time to time, in any other resolution establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $1.00, and (ii) an aggregate amount, subject to adjustment as hereinafter provided in this
Section 6, equal to 100 times the aggregate per share amount to be distributed to the holders of Common Stock, or (b) to the holders of shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time after the effective date of this Resolution (a) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In the event that the Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series A Preferred Stock shall at the same time be similarly converted or changed into or exchange for an aggregate amount, subject to adjustment as hereinafter provided in this Section 7, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date of this Resolution declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of the Series A Preferred Stock shall not be redeemable at any time.

         Section 9. Rank. Unless otherwise provided in the resolution establishing another series of Preferred Stock after the effective date of this Resolution, the Series A Preferred Stock shall rank, as to the payment of dividends and the making of any other distribution of assets of the Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

         Section 10. Amendments. The Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series A Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class.

         Section 11. Fractional Shares. Fractional shares of the Series A Preferred Stock may be issued, but, unless the Board shall otherwise determine, only in multiples of one one-hundredth of a share. The holder of any fractional share of the Series A Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series A Preferred Stock in the same proportion as such fractional share bears to a whole share.

                                    Exhibit B

                          [Form of Rights Certificate]


Certificate No. R-__________________                      _____________ Rights

NOT EXERCISABLE AFTER AUGUST 12, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF PLEXUS CORP., AT $.01 PER RIGHT, AND EXCHANGE ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SUCH SHAREHOLDER RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY A RESTRICTED PERSON (AS SUCH TERM IS DEFINED IN SUCH AGREEMENT), OR BY CERTAIN TRANSFEREES FROM A RESTRICTED PERSON, SHALL BE OR BECOME VOID.

                               Rights Certificate

                                  PLEXUS CORP.

         This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of August 13, 1998 (the "Rights Agreement") between Plexus Corp., a Wisconsin corporation (the "Company"), and Firstar Trust Co., a Wisconsin-chartered trust company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to the Close of Business on August 12, 2008, at the principal office of the Rights Agent or its successor as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series A Junior Participating Preferred Stock, no par value per share (the "Preferred Shares"), of the Company at a purchase price of $108.00 per one one-hundredth of a Preferred Share (the "Exercise Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and the related Form of Certification of Status duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (as well as the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of each Right) set forth above, and the Exercise Price set forth above, are the numbers and the Exercise Price as of August 13, 1998, based on the Preferred Shares as constituted on such date. As provided in the Rights Agreement, such number of Rights (and/or such number of one one-hundredths of a Preferred Share) and such Exercise Price are subject to change and adjustment upon the happening of certain events specified in the Rights Agreement. Capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

         From and after the first occurrence of a Flip-In Event, if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) a Restricted Person, (ii) a transferee from a Restricted Person who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee from a Restricted Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall be or become void, and no holder hereof shall have any rights whatsoever with respect to such Rights.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof, to which Rights Agreement reference is hereby made for a full description of the rights, powers, obligations, duties and immunities hereunder of the Company, the Rights Agent and the holders of the Rights Certificates. Under the circumstances set forth in the Rights Agreement, the exercisability of the Rights represented hereby may be temporarily suspended. The Rights Agreement is on file at the principal office of the Company and at the principal office of the Rights Agent, and a copy will be provided upon written request to the Secretary of the Company.

         Upon surrender at the principal office of the Rights Agent, this Rights Certificate, with or without other Rights Certificates, may be exchanged for one or more Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase the same aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the holder hereof shall be entitled to receive, upon surrender hereof, one or more Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed, at the direction of the Board, at a redemption price (subject to adjustment) of $.01 per Right (payable in cash, shares of Common Stock of the Company or any other form of consideration deemed appropriate by the Board), or (ii) under certain circumstances, may be exchanged, in whole or in part, at the direction of the Board, for shares of Common Stock of the Company or Preferred Shares at an exchange rate (subject to adjustment) of one share of Common Stock or one one-hundredth of a Preferred Share per Right.

         No fractional Preferred Share will be issued upon the exercise of any Rights represented hereby (other than fractions which are a multiple of one one-hundredth of a Preferred Share), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than the Preferred Shares, all as provided in the Rights Agreement.

         No holder, as such, of this Rights Certificate shall be entitled to vote, to receive dividends or other distributions on or to exercise any preemptive rights with respect to, or shall be deemed for any other purpose to be the holder of, the Preferred Shares or other shares of capital stock of any class of the Company which may at any time be issuable upon exercise hereof; nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, or any right to vote for the election of directors or upon any other matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement) or to receive dividends, subscription rights or other distributions, until the Rights evidenced by this Rights Certificate shall have been exercised, in whole or in part, in accordance with the provisions of the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, this Rights Certificate has been executed by the Company by the duly authorized facsimile signature of a proper officer of the Company and a facsimile of its corporate seal has been imprinted hereon and duly attested by the duly authorized facsimile signature of a proper officer of the Company.

         Dated as of                            ,      .
                     ---------------------------  -----

                                 PLEXUS CORP.

                                 By:
                                    ---------------------------------------
                                    Peter Strandwitz, Chairman of the Board
                                    and Chief Executive Officer

ATTEST:

----------------------------
Joseph D. Kaufman, Secretary


Countersigned:

                                 FIRSTAR TRUST CO.
                                 (AS RIGHTS AGENT)


                                 By:
                                    ---------------------------------------
                                    Authorized Signature


ATTEST:

----------------------------
Name:
Title:

[Reverse Side of Rights Certificate]

                          FORM OF ELECTION TO PURCHASE
                         -------------------------------

   (To be executed by the registered holder if such holder desires to exercise
                 Rights represented by this Rights Certificate)

TO: PLEXUS CORP.

         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or other securities, cash or property) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please print name and address:
                                           -------------------------------------

                                           -------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

Please insert social security,
taxpayer identification
or other identifying number:
                                           -------------------------------------


         If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the remaining unexercised Rights shall be registered in the name of and delivered to:

Please print name and address:
                                           -------------------------------------

                                           -------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please insert social security,
taxpayer identification
or other identifying number:
                                           -------------------------------------

Dated:                        ,
       -----------------------   ---------
                                                                     Signature
                                     -------------------------------

         Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed:
                      ----------------------------------------------------------

                             CERTIFICATION OF STATUS
                             -----------------------

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was a Restricted Person (as such term is defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire, directly or indirectly, the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became a Restricted Person.


Dated:
       -----------------------   --------------------------------------
                                                        Signature

         Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed:
                     -----------------------------------------------------------

                                     NOTICE
                             -----------------------

         The signature(s) on the foregoing Form of Election to Purchase and Certification of Status must correspond to the name written upon the face of this Rights Certificate in every particular, without alteration or any change whatsoever.

         In the event the Certification of Status set forth above is not completed, the Company will deem the beneficial owner of the Rights represented by this Rights Certificate to be a Restricted Person (as such term is defined in the Rights Agreement), will not honor the Election to Purchase and will affix a legend to such effect on this Rights Certificate and on any Rights Certificates issued in exchange for this Rights Certificate.

[Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed by the registered holder if such holder
                  desires to transfer this Rights Certificate)

     FOR VALUE RECEIVED                hereby sells, assigns and transfers unto
                        --------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                (Please print name and address of transferee)


this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:
       -----------------------   -------------------------------------
                                                        Signature


         Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in SEC Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed:
                     -----------------------------------------------------------

                             CERTIFICATION OF STATUS
                             -----------------------

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was a Restricted Person (as such term is defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire, directly or indirectly, the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became a Restricted Person.

Dated:
       -----------------------   ------------------------------------
                                                        Signature

         Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed:
                      ----------------------------------------------------------

                                     NOTICE
                             -----------------------

         The signature(s) on the foregoing Form of Assignment and Certification of Status must correspond to the name written upon the face of this Rights Certificate in every particular, without alteration or any change whatsoever.

         In the event the Certification of Status set forth above is not completed, the Company will deem the beneficial owner of the Rights represented by this Rights Certificate to be a Restricted Person (as such term is defined in the Rights Agreement), will not honor the Assignment and will affix a legend to such effect on this Rights Certificate and on any Rights Certificates issued in exchange for this Rights Certificate.

                                    Exhibit C

                          SUMMARY OF RIGHTS TO PURCHASE
             SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


         On August 13, 1998, the Board of Directors (the "Board") of Plexus Corp. (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock, no par value per share (the "Common Stock"), of the Company. The dividend is payable to the holders of record of the Common Stock at the Close of Business on August 27, 1998 (the "Record Date"). Except as described below, each Right entitles the holder thereof, at any time on or after the Business Day following the Distribution date and prior to the earliest of the Close of Business on the "Final Expiration Date" and the time at which such Rights are exchanged, to purchase from the Company one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, no par value per share (the "Preferred Shares"), at a price of $108.00 per one one-hundredth of a Preferred Share, subject to adjustment (the "Exercise Price"). The Rights may not be exercised until the Business Day after the Distribution Date. The terms of the Rights are set forth in the Shareholder Rights Agreement dated as of August 13, 1998 (the "Rights Agreement") between the Company and Firstar Trust Co., as Rights Agent (the "Rights Agent"). Capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

         1.       Distribution Date; Transfer of Rights.

                  Initially, the Rights associated with the Common Stock outstanding as of the Record Date will be evidenced solely by the certificates for shares of Common Stock, with a copy of this Summary of Rights attached thereto. Certificates for shares of Common Stock delivered by or on behalf of the Company after the Record Date and prior to the earliest of the Distribution Date, redemption of the Rights or the Final Expiration Date, either upon transfer of outstanding shares, including certificates for shares of Common Stock which were reacquired by the Company and then transferred, or original issuance of additional shares of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date, redemption of the Rights or the Final Expiration Date, the Rights may be transferred only with the associated shares of Common Stock and the surrender for transfer of any certificate for shares of Common Stock, with or without a notation and whether or not a copy of this Summary of Rights is attached thereto, shall constitute the transfer of the Rights associated with the shares of Common Stock represented by such stock certificate.

                  The Rights will separate from the Common Stock upon the earliest to occur of: (i) the Close of Business on the tenth Business Day after the first date on which there shall be, as determined by a majority of the Disinterested Directors then in office in their sole discretion, a public announcement by the Company or any Person that such Person has become an Acquiring Person and (ii) the Close of Business on the tenth Business Day (or such later Business Day as may be determined by action of the Board) after the commencement by any Person (other than an Exempt


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



Person) of, or the first public announcement of the intention of any Person to commence, a tender or exchange offer if, upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock (provided, however, that if such tender or exchange offer is canceled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any Common Stock, such offer shall be deemed for purposes of the definition of "Distribution Date" never to have been commenced or publicly announced). The earliest of the dates specified in clause (i) is the "Distribution Date." After the Distribution Date, the Rights will be evidenced solely by separate certificates.

                  An "Acquiring Person" is any Person who or which, together with its Affiliates and Associates, has become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but does not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee stock ownership plan, employee benefit plan or other compensation program or arrangement of the Company or of any Subsidiary, (iv) any Person holding shares of Common Stock for or pursuant to the terms of any such plan, program or arrangement set forth in (iii) above, (v) any Person who becomes the Beneficial Owner of 15% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, or (vi) any Person who becomes an Acquiring Person without any plan or intent to seek or effect control of the Company if such Person promptly enters into an irrevocable commitment promptly to divest and thereafter promptly divests such Common Stock so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding Common Stock (the Persons specified in clauses (i) through (iv) being herein collectively called "Exempt Persons"). A "Disinterested Director" is any member of the Board who is not a Restricted Person, or a representative or nominee of a Restricted Person, and who was a member of the Board as of the date of the Rights Agreement, or any individual who subsequently becomes a member of the Board and is not a Restricted Person or a representative or nominee of a Restricted Person, if such Person's nomination for election to the Board is recommended or approved by a majority of the Disinterested Directors then in office. A "Restricted Person" is an Acquiring Person or any Affiliate or Associate thereof.

                  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of the Common Stock as of the Close of Business on the Distribution Date. Each share of Common Stock issued by the Company after the Distribution Date and prior to the Final Expiration Date, including shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege (other than the Rights) or convertible or exchangeable security issued by the Company prior to the Distribution Date, will be accompanied by a Right (unless the Board expressly provides to the contrary at the time of issuance of any such option, warrant, right or convertible or exchangeable security), and Rights Certificates evidencing such Rights will be issued at the same time as the certificates for the associated shares of Common Stock.

         2.       Terms of Preferred Shares.

                  The Preferred Shares receivable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle the record holder thereof to receive a preferential dividend equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than in shares of Common Stock) declared on the Common Stock, adjusted to give effect to any dividend on the Common Stock payable in shares of Common Stock or any subdivision, combination or reclassification of the Common Stock (a "Dilution Event"). In the event of liquidation of the Company, the holder of each Preferred Share will be entitled to receive a preferential liquidation payment equal to the greater of $1.00 and 100 times the aggregate per share amount to be distributed to the holders of the Common Stock, adjusted to give effect to any Dilution Event, plus an amount equal to accrued and unpaid dividends and distributions on such Preferred Share, whether or not declared, to the date of such payment. Each Preferred Share will entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company, voting together as a single class with the holders of the Common Stock and the holders of any other class of capital stock having general voting rights, adjusted to give effect to any Dilution Event. In the event of any merger, consolidation or other transaction in which the outstanding shares of Common Stock of the Company are exchanged for or converted into other capital stock, securities, cash or other property, each Preferred Share will be similarly exchanged or converted into 100 times the per share amount applicable to the Common Stock, adjusted to give effect to any Dilution Event.

         3.       Exercise or Exchange of Rights Under Certain Circumstances.

                  In the event that (i) a Person becomes an Acquiring Person or
(ii) a Person (other than an Exempt Person) commences or publicly announces the intention to commence a tender or exchange offer to become the Beneficial Owner of 15% or more of the shares of Common Stock outstanding (where the earliest of such events shall be referred to as a "Flip-In Event"), proper provision will be made so that the registered holder of each Right (other than Rights Beneficially Owned by a Restricted Person or their designated transferees) will thereafter have the right, unless the Rights are earlier redeemed, exchanged or expire, to acquire, upon exercise and payment of the Exercise Price, to receive the number of shares of Common Stock which, at the time of the occurrence of such event, will have a market value equal to two times the then current Exercise Price. After a Flip-In Event, all rights which are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by a Restricted Person or designated transferees therefrom, will be or become void. Under no circumstances may a Right be exercised unless the Company's option to redeem the Rights has expired.

                  At any time after a Flip-In Event and prior to the time that any Person (other than an Exempt Person), together with its Affiliates and Associates, has become the Beneficial Owner of 50% or more of the outstanding shares of Common Stock, the Board may direct that all or any part of the outstanding and exercisable Rights (other than Rights which have become void) be exchanged for shares of Common Stock at the exchange rate of one share of Common Stock per Right, adjusted to give effect to any Dilution Event. Any partial exchange will be effected pro rata among the registered holders of the Rights based upon the number of Rights held.

                  If, on or after the occurrence of a Flip-In Event: (i) the Company merges into or consolidates with an Interested Shareholder or, unless all holders of the Common Stock are treated the same, another Person (with limited designated exceptions); (ii) an Interested Shareholder or, unless all holders of the Common Stock are treated the same, another Person (with limited exceptions) merges into the Company and either (A) all or part of the outstanding shares of Common Stock of the Company are converted into capital stock or other securities of any other Person (or the Company), cash and/or other property, or (B) such shares remain outstanding, unconverted and unchanged; or (iii) the Company sells or transfers 50% or more of its consolidated assets or earning power in one or a series of related transactions to an Interested Shareholder or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited exceptions); then proper provision will be made so that the registered holder of each Right (other than Rights which have become void) will thereafter have the right to acquire, upon exercise and payment of the Exercise Price, the number of common shares of the acquiror (or of another Person affiliated therewith) which, at the time of consummation of such transaction, will have a market value equal to two times the then current Exercise Price. An "Interested Shareholder" is any Restricted Person or any Affiliate or Associate of any other Person in which such Restricted Person has an interest, or any Person acting, directly or indirectly, on behalf of or in concert with any such Restricted Person.

         4.       Adjustments to Exercise Price and Stock Purchasable Upon
                  Exercise.

                  The Exercise Price payable and the number and kind of shares of capital stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend payable in Preferred Shares on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to the holders of the Preferred Shares of certain options, warrants or rights to subscribe for or purchase Preferred Shares at a price, or securities convertible into or exchangeable for Preferred Shares with a conversion or exchange price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to the holders of the Preferred Shares of cash, securities, evidences of indebtedness or other property (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or options, warrants or rights (other than those referred to in clause (ii) above). The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right also are subject to adjustment in the event of a dividend on the Common Stock payable in shares of Common Stock or a subdivision, combination or reclassification of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  With certain specified exceptions, no adjustment in the Exercise Price will be made until the cumulative adjustments required equal at least 1% of the Exercise Price. The Company is not required to issue fractional Preferred Shares (other than fractions which are multiples of one one-hundredth of a Preferred Share), but in lieu thereof the Company will make a cash payment based upon the market value of the Preferred Shares on the trading day immediately preceding the date of exercise.

         5.       Redemption of Rights.

                  At any time prior to the earliest of the Distribution Date and the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at the redemption price of $.01 per Right, adjusted to give effect to any Dilution Event (the "Redemption Price"); provided, however, that, under certain circumstances specified in the Rights Agreement, the Rights may not be redeemed unless there is more than one Disinterested Director in office and such redemption is approved by at least a majority of such Disinterested Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. Immediately after action by the Board directing the redemption of the Rights, the option to exercise the Rights will terminate, and thereafter each registered holder of the Rights will only be entitled to receive the Redemption Price therefor.

         6.       Amendment of the Rights.

                  Prior to the Distribution Date, the terms of the Rights and the Rights Agreement may be supplemented or amended by the Board in any manner. From and after the Distribution Date, the Rights may be supplemented or amended by the Board, without the approval of the holders of the Rights, in certain respects which do not materially adversely affect, as determined by the Board, the interests of such holders (excluding the interests of any Restricted Person); provided, however, that the Rights Agreement cannot be amended to lengthen (i) any time period unless such lengthening is approved by at least a majority of the Disinterested Directors, and such lengthening is for the benefit of the holders of the Rights (excluding the interests of any Acquiring Person, Affiliate or Associate thereof), or (ii) any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable.

         7.       Miscellaneous.

                  The Rights will expire on the Close of Business on August 12, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to Form 8-A dated August 13, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.